Exhibit 10.4
Non-Equity Incentive Compensation Award Agreement
To Be Used For Executive Officers
As Approved February 2020

[Date]

[Name]
[Title]

Dear [Name]:

We would like to inform you that, on [Date] (the “Grant Date”), Assured Guaranty granted you the right to receive a non-equity incentive compensation award for [Year] (the “Award”) under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the “LTIP”). You have been granted this Award in order to provide you with an incentive to work for and share in Assured Guaranty’s continued growth during [Year].

The Award entitles you to the right to receive a payment (the “Cash Incentive”) equal to the amount determined by the Compensation Committee of the Board of Directors of Assured Guaranty Ltd. (the “Committee”) consistent with the scorecard enclosed herewith. The Cash Incentive shall be paid to you between January 1, [Following Year] and March 15, [Following Year] following the date that the Committee certifies the results for the enclosed scorecard. The amount of the Cash Incentive payable to you in accordance with the scorecard is subject to reduction by the Committee based on such factors as the Committee determines to be appropriate.

You will be entitled to the Cash Incentive for [Year] only if you remain employed through the payment date of the Cash Incentive and the applicable performance goals in the enclosed scorecard are satisfied as determined by the Committee. If you are not employed through the payment date of the Cash Incentive, then you will forfeit the Cash Incentive for [Year].

The Committee has the authority to interpret the LTIP and the enclosed scorecard, and to make the final determination of whether you are entitled to payment of the Cash Incentive.

Sincerely,

Ivana M. Grillo
Senior Managing Director,
Human Resources

EXHIBIT A

Executive Non-Equity Incentive Compensation Terms

PERFORMANCE YEAR:    [_____________]
POSITION TITLE:        [_____________]
EMPLOYEE NAME:        [_____________]
DEPARTMENT:        [_____________]

Non-Equity Incentive Payout = the product of:

(i)	(Base Salary * Individual Target Cash Incentive Multiple) and

(ii)	(Financial Goal Achievement Score (weighted 67%) + Individual Non-Financial Objective Achievement Score (weighted 33%))

Maximum achievement score = 200% of target weighting

[Year] Base Salary:	[_____________]
[Year] Individual Target Cash Incentive Multiple:	[_____________]
Financial Performance Measures:	[Year] Target	[Year] Results	Weighting	Achievement Score (0-200%)	Weighted Achievement Score
[Financial Performance Measures]

67.0%

Individual Non-Financial Performance Measures:	[Year] Objectives	[Year] Results	Weighting	Achievement Score (0-200%)	Weighted Achievement Score
Contribution Towards CEO’s Non-Financial Performance Measures			16.5%
Individual Performance Objectives			16.5%
			33%
Achievement Score